UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

P10, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40937	87-2908160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue Suite 1600
Dallas, Texas		75205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 865-7998

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	PX	The New York Stock Exchange
Series A Junior Participating Preferred Stock Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2024, the Board of Directors (the “Board”) of P10, Inc. (the “Company”), based on the recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from eight to nine directors and appointed Tracey Benford to fill the new vacancy as a Class II director, with a term expiring at the Company’s 2026 annual meeting of stockholders. The Board has appointed Ms. Benford to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Ms. Benford, age 55, is a retired partner and advisory director of Goldman Sachs & Co., where she was a partner since 2010 and spent over 25 years of her career. Ms. Benford has held senior leadership positions at Goldman Sachs including as head of the Global Markets Division in the Midwest, Canada and the Southern Region, and served on the Global Executive Committee for Global Markets and the Partnership committee. She currently serves on the boards of several non-profit organizations including United States Olympic and Paralympic Foudnation (USOPF), the Lincoln Park Zoo, Team Impact, Positive Coaching Alliance and Uniting Voices of Chicago and sits on the advisory council of the Stanford Graduate School of Business. Ms. Benford holds an MBA from the Stanford University Graduate School of Business and a BA, with honors, in Mathematical Methods and Economics from Northwestern University.

The Board has affirmatively determined that Ms. Benford qualifies as an independent director under the rules of the New York Stock Exchange, the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines.

There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Ms. Benford or any member of her immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Benford and any other persons pursuant to which Ms. Benford was selected as a director.

Ms. Benford will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors, and the Company will enter into its standard form of indemnification agreement with Ms. Benford.

Item 7.01 Regulation FD Disclosure.

On April 22, 2024, the Company issued a press release regarding the appointment of Ms. Benford to the Board of Directors of the Company, which is furnished herewith as Exhibit 99.1.

The information included under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit no.	Description
99.1	Press release, dated April 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P10, Inc.

Date:	April 22, 2024	By:	/s/ Amanda Coussens
Amanda Coussens Chief Financial Officer